UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 7, 2006

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements & Exhibits

The following press release was issued by Apollo Investment Corporation on August 7, 2006:

Apollo Investment Corporation

Announces June 30, 2006 Quarterly Financial Results

NEW YORK—August 7, 2006—Apollo Investment Corporation (NASDAQ: AINV) today announced financial results for its fiscal quarter ended June 30, 2006.

HIGHLIGHTS:

Investment Portfolio: $1.8 billion

Net Assets: $1.3 billion

Net Asset Value per share: $15.59

Dividend Yield: 9.7%

Number of portfolio companies at end of period: 48

Operating Results for the Quarter Ended June 30, 2006 (in thousands, except per share amounts):

Net investment income: $31,744

Net investment income per share: $0.39

Net realized and unrealized gains: $39,412

Net realized and unrealized gains per share: $0.49

Net increase in net assets from operations: $71,156

Net increase in net assets from operations per share: $0.88

Dividends to shareholders per share: $0.45

Portfolio Activity for the Quarter Ended June 30, 2006:

Cost of investments during period: $287 million

Sales, repayments and other exits during period: $124 million

Number of new portfolio companies invested: 4

Number of portfolio company exits: 2

Conference Call at 10:00 a.m. ET on August 8, 2006

The company will host a conference call at 10:00am eastern time on Tuesday, August 8, 2006 to discuss first fiscal quarter 2007 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call. International callers should dial (973) 633-6740. All callers should reference “Apollo Investment Corporation” or “ID # 7651083”. An archived replay of the call will be available through August 22, 2006 by calling (877) 519-4471. International callers please dial (973) 341-3080. For the replay, please reference pin # 7651083.

Portfolio and Investment Activity

During the three months ended June 30, 2006, we invested $286.8 million across 4 new and 5 existing portfolio companies. This compares to investing $250.3 million in 7 new and 4 existing portfolio companies for the three months ended June 30, 2005. Investment sales and pre-payments during the three months ended June 30, 2006 totaled $124.1 million versus $124.5 million for the three months ended June 30, 2005. Of the $124.1 million in net proceeds realized during the quarter, $34.0 million were investment sales of senior loans. The remaining $90.1 million were pre-payments by some of our more successful portfolio companies.

At June 30, 2006, our net portfolio consisted of 48 portfolio companies and was invested 63% in subordinated debt, 3% in preferred equity, 9% in common equity and 25% in senior secured loans versus 36 portfolio companies invested 48% in subordinated debt, 2% in common equity, 46% in senior secured loans, and 4% in cash equivalents at June 30, 2005. Our targeted investment size typically ranges between $20 million and $150 million, although this investment size may vary proportionately as the size of our capital base changes.

The weighted average yields on our subordinated debt portfolio, senior secured loan portfolio and total debt portfolio were 13.6%, 12.7% and 13.3%, respectively, at June 30, 2006 versus 13.6%, 10.0% and 11.8%, respectively, at June 30, 2005.

“We are excited about today’s market conditions as they have shown us increasingly better value,” said John J. Hannan, Chairman and Chief Executive Officer. “Apollo Investment Corporation is extremely well-positioned to take advantage of these trends with our strong balance sheet and growing investment team. In addition, our existing investment portfolio continues to perform well and we look forward to delivering continued strong investment returns and steady, stable and growing dividends to shareholders.”

Results of Operations

Results comparisons are for the three months ended June 2006 and June 2005.

Investment Income

For the three months ended June 30, 2006 and June 30, 2005, gross investment income totaled $55.9 million and $37.8 million, respectively. The increase in investment income for the three months ended June 30, 2006 was primarily due to the continued growth and asset mix of our investment portfolio as compared to the year-ago period. Other notable events impacting investment income include a dividend of $4.9 million from a dividend recapitalization of LM Acquisition, Ltd. and a write-off of $0.6 million of accrued interest income on our senior secured position in Diam International. Diam International is now in non-accrual status. Origination, closing and/or commitment fees associated with investments in portfolio companies are accreted into interest income over the respective terms of the applicable loans.

Expenses

Expenses totaled $24.1 million and $12.5 million, respectively, for the three months ended June 30, 2006 and June 30, 2005. Of these totals, $7.9 million and $6.3 million, respectively, were performance-based incentive fees and $5.6 million and $0.5 million, respectively, were interest and other credit facility expenses. Expenses net of performance-based incentive fees, interest, and other credit facility expenses for the three months ended June 30, 2006 and June 30, 2005 were $10.6 million and $5.7 million, respectively. These net expenses consist of base investment advisory and management fees, insurance expenses, administrative services expenses, professional fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in expenses was primarily due to an increase in base investment advisory and management fees resulting from the growth of our investment portfolio.

Net Investment Income

The Company’s net investment income totaled $31.7 million and $25.2 million or $0.39 per share and $0.40 per share, respectively, for the three months ended June 30, 2006 and June 30, 2005.

Net Realized Gains/Losses

The Company had investment sales totaling $124.1 million and $124.5 million, respectively, for the three months ended June 30, 2006 and June 30, 2005. Total net realized losses for the three months ended June 30, 2006 were $3.0 million versus total net realized gains for the three months ended June 30, 2005 of $6.8 million. Of the $3.0 million net realized loss, $2.9 million of the loss was attributable to a currency hedge loss on the settlement of our forward Euro contract in June.

Net Unrealized Appreciation (Depreciation) on Investments and Foreign Currency Contracts and Translations

For the three months ended June 30, 2006 and June 30, 2005, the Company’s investments, foreign currencies and other assets and liabilities had a net increase in appreciation of $42.4 million and a net decrease in appreciation of $18.5 million, respectively. At June 30, 2006, net unrealized appreciation totaled $80.7 million, of which $90.8 million was attributable to net unrealized appreciation on our subordinated debt and private equity (after considering the effects of foreign currency borrowing/hedging for our non-U.S. investments) and $10.1 million was attributable to net unrealized depreciation on our bank debt/senior secured debt.

Net Increase in Net Assets From Operations

For the three months ended June 30, 2006 and June 30, 2005, the Company had a net increase in net assets resulting from operations of $71.2 million and $13.6 million, respectively. The net change in net assets from operations per share was $0.88 and $0.22, respectively, for the three months ended June 30, 2006 and June 30, 2005.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated primarily through its senior secured, multi-currency $1.25 billion, five-year credit facility maturing in April 2011 as well as from cash flows from operations, including investment sales and prepayments of senior and subordinated loans and income earned from investments and cash equivalents (which normally comprise of U.S. government securities and other high-quality debt investments that mature in one year or less). At June 30, 2006, the Company has $536 million in borrowings outstanding and $714 million available for its use. In the future, the Company may raise additional equity or debt capital off its shelf registration or may securitize a portion of its investments. It may also further access $750 million of additional credit commitments available under the terms of its current credit facility as the Company’s equity capital base grows. The primary use of funds will be investments in portfolio companies, cash distributions to holders of common stock and for other general corporate purposes.

Dividends

Dividends paid to stockholders for the three months ended June 30, 2006 and June 30, 2005 totaled $36.5 million or $0.45 per share versus $19.4 million or $0.31 per share, respectively. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the calendar year.

We have elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986. In order to maintain our status as a regulated investment company, we are required to (1) distribute at least 90% of our investment company taxable income and (2) distribute at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax. We intend to make distributions to our stockholders on a quarterly basis of substantially all of our taxable net investment income. We also intend to make distributions of net realized capital gains, if any, at least annually.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.

With respect to the dividends paid to shareholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income and accordingly, distributed to shareholders. For the three months ended June 30, 2006, upfront fees totaling $2.7 million are being amortized into income over the lives of their respective loans. For the three months ended June 30, 2005, upfront fees totaled $0.4 million.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	June 30, 2006 (unaudited)	March 31, 2006
Assets
Investments, at fair value (cost - $1,699,287 and $1,520,025, respectively) (1)	$1,791,450	$1,556,698
Cash equivalents, at fair value (cost - $711,561 and $898,374, respectively)	711,561	898,374
Cash	3,635	5,506
Foreign currency	444	1,079
Interest receivable*	26,399	24,827
Receivable for investments sold	—	17,261
Receivable for commitment fee	—	812
Dividends receivable	1,662	173
Unrealized appreciation on forward foreign currency contract	144	—
Prepaid expenses and other assets	5,887	6,344

Total assets	$2,541,182	$2,511,074

Liabilities
Payable for investments and cash equivalents purchased	$712,561	$940,874
Credit facility payable*	535,795	323,852
Management and performance-based incentive fees payable	16,412	12,850
Interest payable	3,158	1,300
Accrued administrative expenses	176	453
Unrealized depreciation on forward foreign currency contract	—	363
Other accrued expenses	798	1,527

Total liabilities	$1,268,900	$1,281,219

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 81,605 and 81,192 issued and outstanding, respectively	$82	$81
Paid-in capital in excess of par	1,205,943	1,198,137
Distributions in excess of net investment income	(12,445)	(7,653)
Accumulated net realized gain (loss)	(1,994)	1,014
Net unrealized appreciation	80,696	38,276

Total Net Assets	$1,272,282	$1,229,855

Total liabilities and net assets	$2,541,182	$2,511,074

Net Asset Value Per Share	$15.59	$15.15

(1)	None of our portfolio companies are controlled by or affiliated to the Company as defined by the Investment Company Act of 1940.
*	Interest receivable includes net unrealized appreciation at June 30, 2006 and March 31, 2006 of $112 and $17 (in 000’s), respectively. Credit facility payable includes net unrealized depreciation totaling $11,731 at June 30, 2006 and net unrealized appreciation totaling $1,949 at March 31, 2006 (in 000’s).

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended
	June 30, 2006	June 30, 2005
INVESTMENT INCOME:
Interest	$49,023	$26,734
Dividends	6,356	3,484
Other income	482	7,575

Total investment income	55,861	37,793

EXPENSES:
Management fees	$8,476	$4,490
Performance-based incentive fees	7,936	6,311
Interest and other credit facility expenses	5,631	498
Administrative services expense	968	312
Other general and administrative expenses	1,118	938

Total expenses	24,129	12,549

Expense offset arrangement	(12)	—

Net expenses	24,117	12,549

Net investment income	$31,744	$25,244

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments and cash equivalents	195	3,351
Foreign currencies	(3,203)	3,439

Net realized gain (loss)	(3,008)	6,790

Net change in unrealized gain (loss):
Investments and cash equivalents	55,490	(18,045)
Foreign currency translations	(13,070)	(429)

Net change in unrealized gain (loss)	42,420	(18,474)

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currency	39,412	(11,684)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$71,156	$13,560

EARNINGS PER COMMON SHARE	$0.88	$0.22

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Richard L. Peteka
(Signature)

By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	August 7, 2006